EXHIBIT 10.30

SECOND AMENDMENT AGREEMENT

SECOND AMENDMENT AGREEMENT (this "Agreement") dated as of April 29, 2004 by and among Gerber Scientific, Inc., a Connecticut corporation (the "Parent"), each subsidiary of the Parent listed as a "Borrower" on the signature pages hereto (together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors"), the lenders party hereto (each a "Lender" and collectively, the "Lenders"), and Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as agent for the Lenders (in such capacity, the "Agent"), with respect to a certain Financing Agreement dated as of May 9, 2003 by and among the Borrowers, the Guarantors, the Lenders and the Agent (as in effect immediately prior to the effectiveness of this Agreement, the "Financing Agreement").

W I T N E S S E T H:

WHEREAS, the Borrowers and the Guarantors have requested that the Agent and the Lenders (i) amend certain terms and conditions of the Financing Agreement on the terms and conditions set forth herein and (ii) consent to an amendment of the Revolving Credit Agreement; and

WHEREAS, the parties hereto have agreed to (i) amend certain provisions of the Financing Agreement and (ii) consent to an amendment of the Revolving Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions. Capitalized terms used herein without definition that are defined in the Financing Agreement (after giving effect to the amendments thereof set forth herein) shall have the same meanings herein as therein.
    Ratification of Existing Agreements.   All of the Borrowers' and the Guarantors' obligations and liabilities to the Agent and the Lenders as evidenced by or otherwise arising under the Financing Agreement and the other Loan Documents are, by the Borrowers' and the Guarantors' execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrowers' and the Guarantors' execution of this Agreement, each of the Borrowers and the Guarantors represents and warrants that to the best of each of the Borrowers' and the Guarantors' knowledge it does not have any counterclaim, right of set-off, recoupment, defense or independent action of any kind with respect to such obligations and liabilities.
        Gerber Scientific International, Inc., as a successor to Gerber Coburn Optical, Inc., hereby expressly assumes and affirms Gerber Coburn Optical, Inc.'s obligations under that certain Pledge Agreement, dated as of May 9, 2003, made by the Pledgors (as defined therein) in favor of the Agent.
        Spandex Limited, upon the consummation of the amalgamation of ND Graphics (Quebec) Ltd. into ND Graphic Products Limited and 928395 Ontario, Inc. whereby the amalgamated entity shall be ND Graphic Products Limited, an Ontario corporation (the "ND Merger"), expressly reaffirms its obligations under the Canadian Pledge Agreement, dated as of May 9, 2003, among the Pledgors named therein and the Agent named therein, pursuant to which Spandex Limited pledged to the Agent (as defined therein) all of the outstanding shares of ND Graphic Products Limited.
        ND Graphics Products Limited, upon consummation of the ND Merger, expressly reaffirms its obligations under each applicable Loan Document evidencing the Obligations. In connection with such reaffirmation, ND Graphics is contemporaneously herewith executing and delivering (i) a Bond in favor of Agent (for the benefit of the Lenders) in form and substance as the Bond delivered by ND Quebec on or about May 9, 2003; (ii) a Bond Pledge Agreement in favor of Agent (for the benefit of the Lenders) in form and substance as the Bond Pledge Agreement delivered by ND Quebec on or about May 9, 2003; (iii) a Deed of Hypothec in favor of Agent (for the benefit of the Lenders) in form and substance as the Deed of Hypothec delivered by ND Quebec on or about May 9, 2003, and (iv) appropriate financing change statements under the Personal Property Security Act as in effect in the appropriate jurisdictions within Canada to reflect the ND Merger.
    Representations and Warranties.  Each of the Borrowers and the Guarantors hereby represents and warrants to the Agent and the Lenders that all of the representations and warranties made by the Borrowers and the Guarantors in the Financing Agreement and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.
    Conditions Precedent.  The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:
        Representations and Warranties. After giving effect to Section 6 of this Agreement, all of the representations and warranties made by the Borrowers and the Guarantors herein, whether directly or incorporated by reference, shall be true and correct on the date hereof.
        Performance; No Event of Default. The Borrowers and the Guarantors shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Default or Event of Default.
        Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrowers and the Guarantors of this Agreement and all other instruments and documents delivered by the Borrowers and the Guarantors in connection therewith shall have been duly and effectively taken.
        Delivery. The Borrowers, the Guarantors and the Required Lenders shall have executed and delivered this Agreement.
        Fees.
          The Borrowers shall have paid an amendment fee of $50,511 to the Agent for the account of the Lenders.
          The Borrowers shall have paid to counsel for the Lenders the amount of reasonable fees and disbursements owed to such counsel in connection with this Agreement and matters related hereto to the extent the same have been invoiced as of April 30, 2004.
    Amendments to the Financing Agreement.
      Amendment to Section 1.01

      The definition of "Borrower" appearing in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

      "Borrower" means (a) each of Gerber Scientific, Inc. and Gerber Scientific International, Inc., individually, and (b) both of Gerber Scientific, Inc. and Gerber Scientific International, Inc., collectively, as joint and several Borrowers."

      Amendment to Section 1.01

      The definition of "Guarantor" appearing in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

      "Guarantor" means (a) prior to the consummation of the ND Merger, (i) Gerber Venture Capital Corporation, Gerber Coburn Optical International, Inc., Ultramark Adhesive Products Ltd., Spandex Limited, Spandex Benelux BV, ND Graphic Products Limited, ND Graphics (Quebec) Ltd., Gerber Scientific UK Ltd. and H. Brunner GmbH, and (ii) each other Person which guarantees, pursuant to Section 7.01(o) or otherwise, all or any part of the Obligations, and (b) after the consummation of the ND Merger, (i) Gerber Venture Capital Corporation, Gerber Coburn Optical International, Inc., Ultramark Adhesive Products Ltd., Spandex Limited, Spandex Benelux BV, ND Graphic Products Limited, Gerber Scientific UK Ltd. and H. Brunner GmbH, and (ii) each other Person which guarantees, pursuant to Section 7.01(o) or otherwise, all or any part of the Obligations."

      Amendment of Section 7.01(a)

      The following is added to the end of Section 7.01(a)(xi)(A) of the Financing Agreement:

      "(and each delivery of a Borrowing Base Certificate shall, unless accompanied by a written statement from an Authorized Officer to the contrary (a "German Free Capital Deficiency Notice"), constitute a representation and warranty by the Borrowers that, in respect of Section 30 of the German Liability Companies Act, the free capital (assets side (Aktivseite within the meaning of Section 266 para. 2 German Commercial Code ("HGB")) minus stated share capital (gezeichnetes Kapital within the meaning of Section 266 para. 3 A I HGB) minus accruals (Rückstellungen within the meaning of Section 266 para. 3 B HGB) minus liabilities (Verbindlichkeiten within the meaning of Section 266 para. 2 C HGB) minus deferred income (Rechnungsabgrenzungsposten within the meaning of Section 266 para. 2 D HGB)) of H. Brunner GmbH is not less than the Dollar Equivalent of $3,000,000)"

      Amendment to Section 7.03(a)

      Section 7.03(a) of the Financing Agreement is hereby amended by deleting the reference to "2.00 to 1.00" corresponding to the fiscal quarter ending April 30, 2004 and substituting "2.20 to 1.00" therefor.

      Amendment to Section 7.03(c)

    Section 7.03(c) of the Financing Agreement is hereby amended in its entirety to read as follows:

    "(c) Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries as of the end of each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the applicable amount set forth below:

Fiscal Quarters Ending	Amount
April 30, 2003	$32,145,000
July 31, 2003	$29,922,000
October 31, 2003	$29,024,000
January 31, 2004	$28,719,000
April 30, 2004	$29,000,000
July 31, 2004 through January 1, 2005	$33,763,000
April 30, 2005 and each quarter thereafter	$41,910,000"

  Consent.  The Lenders hereby consent to an amendment of the Revolving Credit Agreement in the form attached hereto as Exhibit A.
  Miscellaneous Provisions.
        Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Financing Agreement and the other Loan Documents shall remain the same. The Financing Agreement and the other Loan Documents, each as amended hereby, shall continue in full force and effect, and this Agreement, the Financing Agreement and the other Loan Documents, as applicable, shall be read and construed as one instrument.
        This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York.
        This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of page intentionally blank; Signature Pages follow]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

AGENT AND LENDER:

ABLECO FINANCE LLC, as Agent and a Lender
(and as Agent for its affiliate assigns)

By: /s/

Name:

Title:

OTHER LENDERS

SHINSEI CAPITAL (USA), LTD.

By: /s/ George Shilowitz

Name: George Shilowitz

Title: Vice President

DB SPECIAL OPPORTUNITIES LLC

By: Drawbridge Special Opportunities Advisors LLC
Title: Its Authorized Signatory

By: /s/ Marc K. Furstein

Name: Marc K. Furstein

Title: Chief Operating Officer

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: /s/ Marc K. Furstein

Name: Marc K. Furstein

Title: Chief Operating Officer

HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, LP

By: /s/ Daniel Zwirn

Name: Daniel Zwirn

Title: Managing Principal

TRS METIS LLC

By: /s/ Deborah O'Keeffe

Name: Deborah O'Keeffe

Title: Vice President

BORROWERS:

GERBER SCIENTIFIC, INC.

By: /s/ William V. Grickis

Name: William V. Grickis

Title: Senior Vice President

GERBER SCIENTIFIC INTERNATIONAL, INC.

By: /s/ William V. Grickis

Name: William V. Grickis

Title: Secretary

GUARANTORS:

GERBER VENTURE CAPITAL CORPORATION

By: /s/ Shawn M. Harrington

Name: Shawn M. Harrington

Title: EVP & CFO

GERBER COBURN OPTICAL INTERNATIONAL, INC.

By: /s/ Shawn M. Harrington

Name: Shawn M. Harrington

Title: EVP & CFO

EXHIBIT A

Form of amendment to Revolving Credit Agreement

\C&LDOC:.StmLib1:1057709.1 07/14/04